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                                    EXHIBIT A

                             JOINT FILING AGREEMENT

          The undersigned hereby agree that the statement on Schedule 13G with respect to the Common Stock of IntraBiotics Pharmaceuticals, Inc., dated as of September 5, 2000, is, and any amendments thereto (including amendments on Schedule 13D) signed by each of the undersigned shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(f) under the Securities Exchange Act of 1934.


Date:  September 5, 2000        INVESTOR (GUERNSEY) LIMITED


                                By:     /S/ GUJE HOLMBERG
                                        ---------------------------------------
                                        Name:   Guje Holmberg
                                        Title:  Director


                                INVESTOR AB


                                By:     /S/ MARCUS WALLENBERG
                                        ---------------------------------------
                                        Name:   Marcus Wallenberg
                                        Title:  Chief Executive Officer